Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

POTASH CORPORATION OF SASKATCHEWAN INC.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2005, (which audit report expresses an unqualified opinion on the financial statements and includes Comments by Auditors on Canada-United States of America Reporting Differences relating to changes in accounting principles that have an effect on the comparability of the financial statements and changes that have been implemented in the financial statements), relating to the consolidated financial statements of Potash Corporation of Saskatchewan Inc., and our report dated February 17, 2005 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Saskatoon, Saskatchewan, Canada
May 5, 2005